Exhibit 99.1

Cinedigm Reports Third Quarter Fiscal Year 2023 Financial Results

Revenues of $27.9 Million, up $13.8 Million or 98% Over Prior Year Quarter

Net Income of $4.9 Million, up $5.4 Million or 1,139% Over Prior Year Quarter

Earnings per Share of $0.03, up $0.03 or 100% Over Prior Year Quarter

Adjusted EBITDA of $5.1 Million, up $3.7 Million or 279% Over Prior Year Quarter

LOS ANGELES, February 14, 2023- Cinedigm Corp. (NASDAQ: CIDM), a leading entertainment and streaming technology company serving enthusiast audiences, today announced its financial results for the third quarter of fiscal year 2023, which ended December 31, 2022, with total revenues of $27.9 million, up 98% over the prior year quarter. The Company also posted Net Income of $4.9 million and Adjusted EBITDA of $5.1 million, up 1,139% and 279% over the prior year quarter, respectively.

Chris McGurk, Cinedigm Chairman and CEO, said, "Our strong momentum continued in the fiscal third quarter with our business firing on all cylinders as we close in on our goal of sustainable profitability and positive cash flow. We once again generated record revenues in our streaming business with advertising-supported and subscription streaming revenue growth of 79% and 38%, respectively, over the prior year quarter and growth of 258% and 189%, respectively, on a two-year basis. We also now have grown to over 1.2 million paid subscribers to our channels. All our business lines contributed to this very profitable and high growth quarter, demonstrating that we have one of the most diversified revenue and income portfolios in the streaming content business. These results underscore why Cinedigm has built such a unique competitive position and investment proposition, guided by a responsible operating approach that is fundamentally working now in real time while many of the big streaming companies are still struggling to identify their best strategic way forward. A major reason for this strong position is because, unlike others, we were very early movers in the free, ad-supported streaming television (FAST) space, and have not spent years overspending on content and marketing. In fact, by specializing in acquiring content in genres with passionate fan bases, distributing it across multiple platforms – including our portfolio of more than two dozen enthusiast-focused channels – and continuing to develop and enhance our own streaming content technology, we have clearly set ourselves apart as a leading industry innovator and, frankly, as an undervalued investment opportunity. Additionally, we have made great progress with our cost streamlining efforts toward our goal of a reduction of $7.5 million in annual operating costs by the end of this fiscal year, as we near our objective of sustainable profitability.

Cinedigm’s content distribution business also contributed to the Company’s strong performance in the quarter, with revenues up 72%, led by the success of the box office phenomenon Terrifier 2, which performed exceptionally well across theatrical, TVOD, and streaming – with the sleeper horror hit helping more than triple the number of paid subscribers to Cinedigm’s horror streaming channel, SCREAMBOX. The Company expects the horror genre to continue to perform well in the coming months, with continued strong consumer product revenue from Terrifier 2, the recent release of the critically acclaimed film The Outwaters, which Slash Film said 'rightfully feels like this generation’s Blair Witch Project' and more theatrical and SCREAMBOX-exclusive titles planned."

Mr. McGurk added, “We aim to utilize the cost-effective, 360-degree release and viral marketing strategy that was so successful with Terrifier 2 not only for our horror content, but also in the other genres where we have proven expertise and established streaming brands – such as family, anime and Asian films. This further differentiates us from the high-investment theatrical production and marketing strategies utilized by the major studios and other film distributors. With a rapidly growing distribution library of close to 60,000 film and television episodes, a robust and growing portfolio of enthusiast streaming channels strongly positioned in the FAST, AVOD and SVOD segments, a best-in-class proprietary video streaming, content management and data analytics platform in Matchpoint® and a resurgent theatrical releasing business, we are confident we will continue to outperform going forward.”

Erick Opeka, Cinedigm Chief Strategy Officer and President, said, “This past quarter was a significant one for our streaming efforts. Following the successful launch in September of Cineverse, our flagship streaming platform, we have relaunched SCREAMBOX, Fandor and Dove Channel on our next generation streaming platform Matchpoint®. This has enabled us to scale and support record subscriber growth in the quarter, driven by SCREAMBOX’s success on the back of the eight-figure box office performance of Terrifier 2. We also dramatically expanded our streaming library by more than 18,000 titles, as we continue our quest to build the largest and most diverse streaming library in the market; increased distribution of Cineverse via deals with Samsung and Vidgo; expanded our FAST channel distribution with Amazon Freevee, Atmosphere, LG, Samsung and Sling TV; and more."

Mr. Opeka added, “Our omni-channel approach to advertising across web, mobile, AVOD, FAST, audio and social drove heavy demand from advertisers during the quarter, and our revenues were up 79%, dramatically outpacing the rest of the industry, with many of our peers in the low double- or even single-digits during this same period. In planning for even greater growth in fiscal 2023, we expanded our advertising and business development teams with four significant senior hires who are already driving new revenues and growth.”

Key Fiscal Third Quarter Financial Results (Quarter Ended December 31, 2022):

•
Net income of $4.9 Million, or $0.03 per share, compared to net loss of $(0.5) million or $(0.00) per share in the prior year quarter.
•
Total streaming revenue increased 63% to $8.9 million, driven by record increases of 79% in ad-supported revenues and 38% in subscription revenues over the prior year quarter.
•
Content and Entertainment revenue of $20.7 million, up 72%, driven by organic user growth, new film performance, increasing market demand for Cinedigm's extensive Connected TV ad inventory, and the impact of new streaming channels versus the prior year.
•
Consolidated revenue was $27.9 million, up 98% compared to $14.1 million in the prior year quarter.
•
Adjusted EBITDA was $5.1 million in the current year quarter, up 279% compared to Adjusted EBITDA of $1.3 million in the prior year quarter.

Key Business Highlights During the Quarter:

•
Total streaming minutes in the quarter rose to approximately 2.14 billion, up 60% over the prior year quarter.
•
Total ad-supported streaming audience, including web, mobile, social and Connected TVs, increased to approximately 82.9 million average monthly viewers, up 151% over the prior year quarter.
•
Total subscribers to the Company's subscription video streaming services increased to approximately 1.22 million, representing an increase of 28% over the prior year quarter.

•
Expanded FAST distribution through partnerships with Samsung, LG, Atmosphere and Amazon Freevee, among others, with added distribution via virtual MVPDs such as Sling TV and Vidgo.
•
Relaunched SCREAMBOX, Fandor and Dove Channel streaming services on Matchpoint® 2.0, Cinedigm’s next-generation video streaming platform-as-a-service technology.
•
Continued to roll out Cineverse across new distribution partners, while signing deals to add thousands of hours of content to the service.
•
The Cinedigm Podcast Network's cumulative podcast downloads increased 12% to more than 74 million downloads by quarter end, across 28 podcasts.

The Company Reiterates Its Long-Term Growth Goals for The Next 2-4 Years:

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Targeting at least 50% annual revenue growth in streaming.
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Growing annual revenue to $150 million through both organic and acquired revenue.
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Growing the content library to 75,000 titles.
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Obtaining 100 million monthly viewers.
•
Attaining engagement of two billion Connected TV minutes.
•
Growing podcast portfolio to more than 100 podcasts.

Conference Call

Cinedigm will host a conference call and webcast to discuss these results on February 14, 2023 at 4:30 pm ET.

Investors may access a live webcast of the call on the Company's website at https://investor.cinedigm.com/events- and-presentations or by dialing 1-844-200-6205 within the United States, 1-833-950-0062 within Canada or +1-929-526-1599 from international locations using access code 358413 to be connected to the call.

A replay of the webcast will be available on the Company's website at https://investor.cinedigm.com/events-and- presentations approximately one hour after the conference call concludes.

About Cinedigm

For over 20 years, Cinedigm (NASDAQ: CIDM) has led the digital transformation of the entertainment industry. Today, Cinedigm entertains consumers around the globe by providing premium feature film and television series, enthusiast streaming channels and technology services to the world’s largest media, retail, and technology companies. As a leader in the streaming industry, Cinedigm continues its legacy as an innovator through its adoption of next-generation technologies, such as artificial intelligence and machine learning, through its proprietary, highly scalable Matchpoint® technology platform. For more information, visit www.cinedigm.com.

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm's filings with the Securities and Exchange Commission, including Cinedigm's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates,'' "intends,'' "plans,'' "could," "might," "believes,'' "seeks," "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings, or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties, and assumptions about Cinedigm, its technology, economic and market factors, and the industries in which Cinedigm does business, among other things. These statements are not guarantees of future performance, and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

For additional information:

Investor Relations Contact:

Julie Milstead

Executive Director Investor Relations

investorrelations@cinedigm.com

CINEDIGM CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	As of
	December 31, 2022	March 31, 2022
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$8,796	$13,062
Accounts receivable, net of allowance of $2,780 and $2,921, respectively	24,993	30,843
Unbilled revenue	2,681	2,349
Employee retention tax credit	2,475	—
Prepaid and other current assets	7,303	5,909
Total current assets	46,248	52,163
Equity investment in Metaverse, a related party, at fair value	5,200	7,028
Property and equipment, net	1,695	1,980
Intangible assets, net	18,864	20,034
Goodwill	21,025	21,084
Other long-term assets	1,863	2,347
Total assets	$94,895	$104,636
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$40,719	$52,025
Line of credit, including unamortized debt issuance costs of $133 and $0, respectively	4,867	—
Current portion of deferred consideration on purchase of business	4,694	4,513
Other current liabilities	467	454
Total current liabilities	50,747	56,992
Deferred consideration on purchase of business – net of current portion	5,940	6,203
Other long-term liabilities	564	491
Total liabilities	57,251	63,686
Stockholders’ Equity
Preferred stock	3,559	3,559
Common stock	177	174
Additional paid-in capital	526,402	522,601
Treasury stock, at cost	(11,608)	(11,608)
Accumulated deficit	(479,229)	(472,310)
Accumulated other comprehensive loss	(389)	(163)
Total stockholders’ equity of Cinedigm Corp.	38,912	42,253
Deficit attributable to noncontrolling interest	(1,268)	(1,303)
Total equity	37,644	40,950
Total liabilities and equity	$94,895	$104,636

CINEDIGM CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2022	2021	2022	2021
Revenues	$27,882	$14,084	$55,478	$39,202
Costs and expenses:
Direct operating	14,411	6,459	29,859	14,423
Selling, general and administrative	9,107	7,358	29,016	20,520
Depreciation and amortization	924	1,031	2,908	3,663
Total operating expenses	24,442	14,848	61,783	38,606
Operating income (loss)	3,440	(764)	(6,305)	596
Interest expense	(367)	(97)	(880)	(277)
Gain on forgiveness of PPP loan	—	—	—	2,178
Change in fair value of equity investment in Metaverse, a related party	—	453	(1,828)	1,453
Employee retention tax credit	2,025	—	2,475	—
Other income (expense)	(76)	(22)	(82)	69
Income (loss) before income taxes	5,022	(430)	(6,620)	4,019
Income tax benefit	—	26	—	576
Net income (loss)	5,022	(404)	(6,620)	4,595
Net (income) loss attributable to noncontrolling interest	(8)	19	(35)	23
Net income (loss) attributable to controlling interests	5,014	(385)	(6,655)	4,618
Preferred stock dividends	(88)	(89)	(264)	(267)
Net income (loss) attributable to common stockholders	$4,926	$(474)	$(6,919)	$4,351

Net income (loss) per share attributable to common stockholders:
Basic	$0.03	$(0.00)	$(0.04)	$0.03
Diluted	$0.03	$(0.00)	$(0.04)	$0.03
Weighted average shares of common stock outstanding:
Basic	178,899,605	173,167,450	177,077,803	169,413,873
Diluted	178,899,605	173,167,450	177,077,803	173,017,364

Adjusted EBITDA

We define Adjusted EBITDA to be earnings before interest, taxes, depreciation and amortization, other income, net, stock-based compensation and expenses, merger and acquisition costs, restructuring, transition and acquisitions expense, net, goodwill impairment and certain other items.

Adjusted EBITDA is not a measurement of financial performance under GAAP and may not be comparable to other similarly titled measures of other companies. We use Adjusted EBITDA as a financial metric to measure the financial performance of the business because management believes it provides additional information with respect to the performance of its fundamental business activities. For this reason, we believe Adjusted EBITDA will also be useful to others, including our stockholders, as a valuable financial metric.

We present Adjusted EBITDA because we believe that Adjusted EBITDA is a useful supplement to net income (loss) from continuing operations as an indicator of operating performance. We also believe that Adjusted EBITDA is a financial measure that is useful both to management and investors when evaluating our performance and comparing our performance with that of our competitors. We also use Adjusted EBITDA for planning purposes and to evaluate our financial performance because Adjusted EBITDA excludes certain incremental expenses or non-cash items, such as stock-based compensation charges, that we believe are not indicative of our ongoing operating performance.

We believe that Adjusted EBITDA is a performance measure and not a liquidity measure, and therefore a reconciliation between net income (loss) from continuing operations and Adjusted EBITDA has been provided in the financial results. Adjusted EBITDA should not be considered as an alternative to net income (loss) from operations as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of cash flows, in each case as determined in accordance with GAAP, or as a measure of liquidity. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. We do not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read only in conjunction with our Condensed Consolidated Financial Statements prepared in accordance with GAAP.

Following is the reconciliations of our consolidated net income (loss) to Adjusted EBITDA (in thousands):

	For the Three Months Ended December 31,
	2022	2021
Net income (loss)	$5,022	$(404)
Add Back:
Income tax benefit	—	(26)
Depreciation and amortization	924	1,031
Interest expense	367	97
Change in fair value on equity investment in Metaverse	—	(453)
Other expense	91	107
Provision (recovery) for doubtful accounts	7	(378)
Stock-based compensation	708	1,349
Employee retention tax credit	(2,025)	—
Net (income) loss attributable to noncontrolling interest	(8)	19
Adjusted EBITDA	$5,086	$1,342

Adjustments related to Cinema Equipment
Depreciation and amortization	$(82)	$(196)
Provision for doubtful accounts	(7)	—
Income from operations	(5,948)	(1,483)
Adjusted EBITDA from non-Cinema Equipment	$(951)	$(337)

	For the Nine Months Ended December 31,
	2022	2021
Net income (loss)	$(6,620)	$4,595
Add Back:
Income tax benefit	—	(576)
Depreciation and amortization	2,908	3,663
Gain on forgiveness of PPP loan	—	(2,178)
Interest expense	880	277
Change in fair value on equity investment in Metaverse	1,828	(1,453)
Other expense	661	283
Provision (recovery) for doubtful accounts	54	(418)
Stock-based compensation	3,906	3,278
Employee retention tax credit	(2,475)	—
Net (income) loss attributable to noncontrolling interest	(35)	23
Adjusted EBITDA	$1,107	$7,494

Adjustments related to Cinema Equipment
Depreciation and amortization	$(303)	$(1,001)
Acquisition, integration and other expense	—	(11)
Provision (recovery) for doubtful accounts	(54)	500
Income from operations	(7,720)	(8,715)
Adjusted EBITDA from non-Cinema Equipment	$(6,970)	$(1,733)